Exhibit 99.1
Financial Highlights — Balance Sheet

(Dollars in millions)	March 31, 2009	December 31, 2008	$ Change	% Change
Advances	$37,783	$41,897	$(4,114)	(10%)
Mortgage loans, net	10,588	10,685	(97)	(1%)
Mortgage-backed securities	9,370	9,307	63	1%
Short-term investments	12,448	3,810	8,638	227%
Other investments	5,381	2,252	3,129	139%
Other assets	361	178	183	103%

Total Assets	$75,931	$68,129	$7,802	11%

Deposits	$1,135	$1,496	$(361)	(24%)
CO — Discount notes	29,095	20,061	9,034	45%
CO — Bonds	41,633	42,723	(1,090)	(3%)
Other liabilities	907	832	75	9%

Total Liabilities	72,770	65,112	7,658	12%

Capital stock	2,871	2,781	90	3%
Retained earnings	368	382	(13)	(4%)
Accumulated other comprehensive income	(78)	(146)	68	(47%)

Total Capital	3,161	3,017	144	5%

Total Liabilities and Capital	$75,931	$68,129	$7,802	11%

Financial Highlights — Income Statement

	QTD	QTD	QTD
(Dollars in thousands)	March 31, 2009	December 31, 2008	March 31, 2008
Advances	$210,079	$327,216	$387,945
Investments	78,231	100,182	104,550
Mortgage loans	131,513	133,860	134,303

Total Interest Income	419,823	561,258	626,798

Consolidated obligations	409,598	531,459	550,943
Deposits	828	1,622	8,804
Other interest expense	71	(33)	2,354

Total Interest Expense	410,497	533,048	562,101

Net Interest Income Before Provision	9,326	28,210	64,697

Loan Loss Provision	0	295	0

Net Interest Income After Provision	9,326	27,915	64,697

Net gain on trading securities	20,092	1,485	0
Net loss on bonds held at fair value	(1,641)	0	0
Net loss on derivatives and hedging activities	(7,435)	(20,659)	(12,730)
Net (loss)gain on extinguishment of debt	(15,980)	459	0
Net realized gain on held-to-maturity securities	0	1,787	0
Other non-interest income	1,464	3,375	1154

Total Non-Interest Income	(3,500)	(13,553)	(11,576)

Operating expense & other non-interest expense	10,636	10,368	9,580
Finance Agency & Office of Finance	1,100	970	857

Total other expense	11,736	11,338	10,437

Income (Loss) Before Assessment	(5,910)	3,024	42,684

Affordable Housing Program	0	229	3,500
REFCORP	0	557	7,832

Total Assessments	0	786	11,332

Net Income (Loss)	$(5,910)	$2,238	$31,352

Financial Highlights — Core Earnings

	QTD	MTD	YTD
(In Thousands)	March 31, 2009	April 30, 2009	April 30, 2009
Core Net Interest Income	$18,678	$17,971	$36,648
Early Extinguishment of Debt — Discount Accretion	7,774	0	7,774
Called Bonds — Premium Amortization	(17,126)	(523)	(17,649)

Net Interest Income	$9,326	$17,448	$26,774

Core Earnings — Pre-Assessment	$6,765	$11,254	$18,019

Adjustments*
Net Gain (Loss) on Derivatives and Hedging Activities	(7,435)	9,438	2,003
Called Bonds — Premium Amortization	(17,126)	(523)	(17,649)
Early Extinguishment of Debt — Discount Accretion	7,774	0	7,774
Loss on Early Extinguishment of Debt	(15,980)	0	(15,980)
Gain on Trading Securities (TLGP)	20,092	8,665	28,757

Adjustments*	(12,675)	17,580	4,905

Net Income (Loss) — Pre-Assessment	(5,910)	28,834	22,924
Assessments — AHP & REFCORP	0	(6,087)	(6,087)

Net Income (Loss)	$(5,910)	$22,747	$16,837

*	— Adjustments represent items that introduce significant income statement volatility or non-routine items.